EXHIBIT 21
                       ANDREW CORPORATION AND SUBSIDIARIES
                        List of Significant Subsidiaries

Significant subsidiaries of the registrant, all of which are wholly-owned unless otherwise indicated, are as follows:

Name of                                                      Jurisdiction
Subsidiary                                                   of Incorporation

Andrew AG....................................................Switzerland
Andrew Canada Inc............................................Canada
Andrew Corporation (Australia) Pty. Ltd......................Australia
Andrew Data Corporation......................................State of Delaware
Andrew do Brazil, Limitada...................................Brazil
      (70% owned)
Andrew Espana, S.A...........................................Spain
Andrew GmbH..................................................Germany
Andrew International Corporation.............................State of Illinois
Andrew KMW Systems Inc.......................................State of Delaware
Andrew Kommunikationssysteme AG..............................Switzerland
Andrew Corporation (Mexico), S.A. de C.V.....................Mexico
Andrew NPG Ltd...............................................United Kingdom
Andrew Satcom Systems........................................South Africa
      (80% owned)
Andrew SciComm Inc...........................................State of Texas
Andrew S.A.R.L...............................................France
Andrew S.R.L.................................................Italy
Andrew Soracaba, Brazil......................................Brazil
      (51% owned)
Andrew Systems Inc...........................................State of Delaware
Andrew VSAT Systems Inc......................................State of California
      (90% owned)